Exhibit 10.2
SCHEDULE OF INDEMNIFICATION AGREEMENTS
The Company has entered into indemnification agreements with the following individuals:
•	Thomas W. Huseby
•	Kenneth E. Jones
•	William H. Largent
•	Curtis A. Loveland
•	Gerard B. Moersdorf, Jr.
•	Richard W. Oliver
•	Alexander B. Trevor